ESCROW AGREEMENT

          Escrow Agreement (this "Escrow Agreement"), dated as of November 23, 1999, by and among Liberty Food Group, LLC, a Delaware limited liability company (the "Buyer"), Ferro Foods Corporation, a New York corporation, Frank Ferro, Sr. and Frank Gambino (collectively, the "Seller"), and Herrick, Feinstein LLP (the "Escrow Agent").
                                    RECITALS

        WHEREAS, the Buyer and the Seller have entered into a certain Asset Purchase Agreement dated the date hereof (the "Purchase Agreement"; capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Purchase Agreement) pursuant to which, among other things, the Buyer is purchasing substantially all of the assets of the Seller;

        WHEREAS, as a condition to the consummation of the transactions contemplated by the Purchase Agreement, the Buyer is requiring that the Seller borrow a sufficient amount of funds from a third party in order to satisfy all the outstanding debts and liabilities connected with the Business (collectively, the "Debt"), none of which are being assumed by the Buyer in the transaction; and

        WHEREAS, until the financial accommodation to satisfy the Debt is in place which is satisfactory to the Buyer, the Seller agrees to deposit the Shares with the Escrow Agreement as herein provided.

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. The Buyer and each of the Sellers hereby appoint the Escrow Agent to serve in such capacity hereunder. The Escrow Agent hereby accepts such appointment and acknowledges receipt from the Buyer of (1) stock certificate #___ in the amount of 1,000,000 shares of common stock of the Buyer issued in the name of the Seller and (2) stock certificate #___ in the amount of 1,000,000 shares of common stock of the Buyer issued in the name of the Seller, and agrees to hold and distribute the Shares in accordance with this Escrow Agreement.

        2. Upon the receipt of a letter from the Buyer indicating that the Shares shall be released to a financial institution as collateral for a loan to satisfy the Debt, the Escrow Agent shall promptly deliver the Shares as instructed by the Buyer.

        3. Alternatively, the Buyer may deliver a notice to the Escrow Agent instructing the Escrow Agent to deliver only 1,000,000 of the shares of the Buyer to a financial institution and to deliver to the Buyer the balance of the Shares to the Buyer. The Buyer and the Seller agree that such a notice will only be delivered to the Escrow Agent if the financial accommodation to satisfy the Debt, which must be to satisfactory to the Buyer, in its sole and absolute discretion, is not established within thirty (30) days from the date hereof.

        4. Each of the Sellers and the Escrow Agent acknowledge that the Shares are subject to a Voting Trust and Proxy Agreement, and shall remain subject to said agreement in accordance with the terms thereof.

        5. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in this Escrow Agreement.

        6. The Escrow Agent may act upon any judgement, certification, demand, notice, instrument or other writing believed by it, in good faith, to be genuine and purporting to be signed on behalf of the party for whom it is signed without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity of the signature or service thereof. The Escrow Agent may assume that any person purporting to give any notice or receipt or advice or to make any statement or execute any document in connection wit the provisions hereof has been duly authorized to do so. Notwithstanding any provision to the contrary, notice to the Escrow Agent shall not be effective unless actually received by such Escrow Agent.

        7. In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, resulting in adverse claims or demands being made in connection with the Shares, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, continue to hold the Shares and refuse to comply with any claims or demands on it until (i) the Escrow Agent shall have received a final, non-appealable order of a court of competent jurisdiction located in the County of New York directing delivery of the Shares or (ii) all differences shall have been adjusted and all doubt resolved by written agreement executed by the parties to such disagreement.

        8. The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Shares to any successor Escrow Agent reasonably acceptable to the parties hereto, designated by the Escrow Agent in writing, or the Clerk of the United States District Court for the Southern District of New York, or the Supreme Court of the State of New York, County of New York whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement.

        9. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct was the primary and direct cause of any loss to the Buyer or Seller. In the administration of the escrow account hereunder, the Escrow Agent may act directly or through agents or attorneys and may, in its sole discretion, consult with such counsel, accountants and other skilled persons selected and retained by it. The Escrow Agent shall not be liable for any acts, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. 10. Buyer and the Seller, jointly and severally, shall indemnify, defend and save harmless the Escrow Agent from all loss, liability or expense (including the fees and expenses of outside counsel) arising out of or in connection with (i) its execution and performance of this Escrow Agreement, except to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of the Escrow Agent, or (ii) its following any instructions or other directions from the Buyer, except to the extent that following any such instruction or direction is expressly forbidden by the terms hereof. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. 11. All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by registered mail, return receipt requested, or by facsimile as follows:

       a.      if to the Escrow Agent:
               Herrick, Feinstein LLP
               2 Park Avenue, 21st Floor
               New York, New York 10016
               Facsimile: 212-889-7577
               Attention: David Lubin, Esq.

       b.      if to the Seller:

               Ferro Foods Corporation
               25 53rd Street
               Brooklyn, New York 11232
               Facsimile: 718-
               Attention: Frank Ferro, Sr.

       c.      if to the Buyer:

               Liberty Group Holdings, Inc.
               11 52nd Street
               Brooklyn, New York 11232
               Facsimile: 718-492-5517
               Attention: Barry Hawk

or at such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested and any such notice or communication given in the manner specified in this Paragraph 11 shall be deemed to have been given as of the date received by the applicable party. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communications as the Escrow Agent deems advisable.

        12. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented in whole or in part, only by a writing signed by all of the parties hereto.

        13. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties, other than the rights and obligations of the Buyer.

        14. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        15. The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto.

        16. Each of the Sellers hereby acknowledges and agrees that Herrick, Feinstein LLP may act as Escrow Agent hereunder notwithstanding that Herrick, Feinstein LLP represents the Buyer in the transactions contemplated by the Purchase Agreement. Each of the Sellers further covenants that Escrow Agent may at all times represent Buyer, even if a dispute or controversy arises between the parties hereto with respect to this Escrow Agreement or the Purchase Agreement, or any other matter whether or not related to this Escrow Agreement or the Purchase Agreement, and each party hereby waives any claim of conflict of interest it may now have, or in the future obtain, against the Escrow Agent.

        17. This Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to its principles of conflicts of laws. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in New York, New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts.

       [Remainder of Page Intentionally Omitted; Signature Page to Follow]

        IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date and year first above written.

                                           HERRICK, FEINSTEIN LLP
                                           as Escrow Agent


                                           By:
                                                ---------------------------
                                                Name:
                                                Title:

                                           FERRO FOODS CORPORATION


                                           By:
                                                ---------------------------
                                                Name:
                                                Title:


                                           By:
                                                ---------------------------
                                                Name:
                                                Title:




                                           -------------------------------
                                           Frank Ferro, Sr.





                                           --------------------------------
                                           Frank Gambino



                                           LIBERTY FOOD GROUP, LLC

                                           By:  LIBERTY GROUP HOLDINGS, INC.,
                                                f/k/a BIO-RESPONSE, INC.,
                                                        its sole member


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title: